UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026
ROCKY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 East Canal Street, Nelsonville, Ohio 45764
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:      (740) 753-1951

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock – No Par Value	RCKY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

On June 3, 2026, Rocky Brands, Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders. The following directors were elected by the shareholders of the Company to serve until the 2028 Annual Meeting of Shareholders according to the vote tabulation described below:

Director	Votes For	Votes Withheld	Broker Non-Votes
Michael L. Finn	5,207,939	279,432	1,352,955
G. Courtney Haning	5,228,378	258,993	1,352,955
William L. Jordan	5,395,542	91,829	1,352,955
Curtis A. Loveland	4,802,983	684,388	1,352,955
Robert B. Moore, Jr.	4,274,993	1,212,378	1,352,955

Additionally, the shareholders also voted on and approved on an advisory, nonbinding basis, the compensation of the Company’s named executive officers according to the vote tabulation described below:

Votes For	Votes Against	Abstain	Broker Non-Votes
5,323,393	148,860	15,118	1,352,955

Finally, the shareholders ratified the election of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, according to the vote tabulation described below:

Votes For	Votes Against	Abstain	Broker Non-Votes
6,802,916	27,072	10,338	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2026

Rocky Brands, Inc. /s/ Thomas D. Robertson Thomas D. Robertson Chief Operating Officer, Chief Financial Officer and Treasurer

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